

<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from Form 10-QSB for the period ended June 30, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                                  DEC-31-1998
<PERIOD-END>                                       JUN-30-1998
<CASH>                                               1,752,185
<SECURITIES>                                                 0
<RECEIVABLES>                                           31,029
<ALLOWANCES>                                                 0
<INVENTORY>                                            370,497
<CURRENT-ASSETS>                                     2,385,530
<PP&E>                                               6,829,490
<DEPRECIATION>                                       1,813,729
<TOTAL-ASSETS>                                      13,893,372
<CURRENT-LIABILITIES>                                3,449,799 <F1>
<BONDS>                                                      0
<PREFERRED-MANDATORY>                                2,137,143 <F2>
<PREFERRED>                                          1,702,983
<COMMON>                                               124,577
<OTHER-SE>                                          36,704,990
<TOTAL-LIABILITY-AND-EQUITY>                        13,893,372
<SALES>                                                162,153
<TOTAL-REVENUES>                                       193,729
<CGS>                                                        0
<TOTAL-COSTS>                                                0
<OTHER-EXPENSES>                                     2,704,488
<LOSS-PROVISION>                                             0
<INTEREST-EXPENSE>                                     644,763 <F3>
<INCOME-PRETAX>                                     (3,025,879)
<INCOME-TAX>                                                 0
<INCOME-CONTINUING>                                          0
<DISCONTINUED>                                               0
<EXTRAORDINARY>                                              0
<CHANGES>                                                    0
<NET-INCOME>                                        (3,025,879)
<EPS-BASIC>                                              (0.31)
<EPS-DILUTED>                                             0.31


<F1> Current liabilities include current maturities of long-term debt-stockholders of which $1,495,000 was due January 2, 2000, as amended is due to officers or directors [ Tag # 19 ]

<F2> Represents balance of 7% Series B Convertible Preferred Stock, net of unamortized discount of $62,857 [ Tag 32 ]

<F3> Interest expense includes $497,603 of amortization of debt discount and expenses, a non-cash item [ Tag # 32 ]

